STAT E OF NEVADA

ROSS MILLER

Secretary of State

Commercial Recordings Division

202 N. Carson Street

Carson City, NV 89701-4069

SCOTT W. ANDERSON

Telephone (775) 684-5708

Deputy Secretary

Fax (775) 684-7138

for Commercial Recordings

OFFICE OF THE

SECRETARY OF STATE

STEPHEN M WILSON

Job:C20110708-1530

July 8, 2011

NV

Special Handling Instructions:

FSC EMAIL SAE 7/8/11

Charges

Description

Document Number

Filing Date/Time

Qty

Price

Amount

Designation

20110505521-52

7/8/2011 1:20:37 PM

1

$175.00

$175.00

24 Hour Expedite

20110505521-52

7/8/2011 1:20:37 PM

1

$125.00

$125.00

Total

$300.00

Payments

Type

Description

Amount

Credit

02536C|11070896147456

$300.00

Total

$300.00

Credit Balance:  $0.00

Job Contents:

File Stamped Copy(s):

1

STEPHEN M WILSON

NV

From: 4254838454 Page: 4/11 Received by: NV Secretary of State Date: 7/8/2011 1:22:05 PM

150101

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of
Ross Miller
Secretary of State
State of Nevada

Document Number
20110505521-52
Filing Date and Time
07/08/2011 1:20 PM
Entity Number
C2510-2001

Certificate of Designation

(PURSUANT TO NRS 78.1955)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Designation For Nevada Profit Corporations (Pursuant to NRS 78.1955)

1. Name of corporation:
Neah Power Systems, Inc.

2. By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.
1,000,000 shares of Series B Preferred Stock as set forth in the attached certificate of designation of the rights, preferences and privileges of Series B Preferred Stock of Neah Power Systems, Inc.

3. Effective date of filing: (optional)
(must not be later than 90 days after the certificate is filed)

4. Signature: (required)

X [signature]

Signature of Officer

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Stock Designation
Revised: 3-6-09

From: 4254838454 Page: 5/11 Received by: NV Secretary of State Date: 7/8/2011 1:22:05 PM

CERTIFICATE OF DESIGNATION OF RIGHTS, PREFERENCES AND PRIVILEGES OF SERIES B PREFERRED STOCK OF NEAH POWER SYSTEMS, INC.

The undersigned, Gerard C. D'Couto and Stephen Wilson, do hereby certify:

A. That they are the duly elected and acting Chief Executive Officer and Chief Financial Officer, respectively, of Neah Power Systems, Inc., a Nevada corporation (the "**Corporation**").

B. That, immediately prior to the filing of this Certificate of Designation, the Corporation was authorized to issue 5,000,000 shares of Preferred Stock and 2,312,727 shares of Preferred Stock were outstanding.

C. That pursuant to the authority conferred upon the Board of Directors by the Articles of Incorporation of the Corporation and Nevada Revised Statutes § 78.1955, the Board of Directors of the Corporation on July 1, 2011 adopted the following resolutions creating a series of Preferred Stock designated as Series B Preferred Stock:

Creation of Series B Preferred Stock

RESOLVED, that pursuant to the authority vested in the Board of Directors of the corporation by the Articles of Incorporation, the Board of Directors does hereby provide for the issue of a series of Preferred Stock of the Corporation and does hereby fix and herein state and express the designations, powers, preferences and relative and other special rights and the qualifications, limitations and restrictions of such series of Preferred Stock as follows:

Section 1. **Designation and Amount.** The shares of such series shall be designated as "**Series B Preferred Stock.**" The number of shares constituting such series shall be 1,000,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, however, that no decrease shall reduce the number of shares of Series B Preferred Stock to less than the number of Series B Preferred Stock shares then issued and outstanding plus the number of Series B Preferred Stock shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Corporation.

Section 2. **Proportional Adjustment.** In the event that the Corporation shall at any time after the issuance of any share or shares of Series B Preferred Stock (i) declare any dividend on the common stock of the Corporation (the "**Common Stock**") payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Corporation shall simultaneously effect a proportional adjustment to the number of outstanding shares of Series B Preferred Stock.

Section 3. **Ranking.** The Series B Preferred Stock shall rank on parity with the Corporation's Common Stock and any class or series of capital stock of

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From: 4254838454 Page: 6/11 Received by: NV Secretary of State Date: 7/8/2011 1:22:06 PM

the Corporation hereafter created specifically ranking by its terms on parity with the Series B Preferred Stock or Common Stock, in each case as to the distribution of assets upon liquidation, dissolution or winding up of the Corporation.

Section 4. **Dividends and Interest.** The holder of each share of Series B Preferred Stock shall be entitled to interest at a simple interest rate of 6% per annum which shall be paid in by cash or by issuance of additional Series B Preferred Stock, at the discretion of the Company. In the event the Corporation declares a dividend payable to holders of any class of stock, the holder of each share of Series B Preferred Stock shall be entitled to receive a dividend equal in amount and kind to that payable to the holder of the number of shares of the Corporation's Common Stock into which that holder's Series B Preferred Stock could be converted on the record date for the dividend.

Section 5. **Voting Rights.** The holders of the Series B Preferred Stock will be entitled to vote with the Company's Common Stock with number of votes equal to the number of common shares available by conversion to the holders of the Series B Preferred Stock as calculated in Section 9(c)(ii).

Section 6. **Reacquired Shares.** Any shares of Series B Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

Section 7. **Redemption.** The Company will have the right to redeem the Series B Preferred Stock in cash at the face amount plus any accrued, but unpaid, dividends.

Section 8. **Voting on Amendment.** The Articles of Incorporation of the Corporation shall not be further amended in any manner that would materially alter or change the powers, preferences or special rights of the Series B Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least seventy-five percent of the outstanding shares of Series B Preferred Stock, voting together as a single class.

Section 9. **Conversion.**

(a) Corporation's Right to Convert. Subject to and in compliance with the provisions of this Section 9, any shares of Series B Preferred Stock may, at any time, at the sole option of the Corporation, except as described below, be converted into fully paid and nonassessable shares of Common Stock (a "**Conversion**").

(b) The holders of the Series B Preferred Stock, upon or after the resignation or termination of the Company CEO, Gerard C. D'Couto, may,

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From: 4254838454 Page: 7/11 Received by: NV Secretary of State Date: 7/8/2011 1:22:06 PM

subject to and in compliance with the provisions of this Section 9, elect a Conversion into fully paid and nonassessable shares of Common Stock.

(c) The number of shares of Common Stock to be issued upon a Conversion shall be calculated by

(i) multiplying the number of Series B Preferred Stock being converted by the per share purchase price received by the Company for such Series B Preferred Stock, and then, multiplying such number by 130% and then dividing this calculated value by the average closing bid price of the Common Stock during the five (5) Trading Days prior to the date a notice to convert the Series A Preferred Stock into the Company's Common Stock is delivered to the Company (See EXHIBIT A). "**Trading Day**" means a day on which the OTCQB (or any of its successors) is open for trading, or by

(ii) first, allocating the Series B proportionately according to the amounts by date of individual cash tranches received by the Company then, second, multiplying the number of Series B Preferred Stock being converted, identified by tranche, by the per share purchase price received by the Company for such Series B Preferred Stock, and then, multiplying such number or numbers by 130% and, finally, dividing the calculated value(s) by the average closing bid price of the Common Stock during the five (5) Trading Days prior to the date of the associated tranche or tranches (See EXHIBIT A).

(d) Mechanics of the Conversion. Upon receipt from the Corporation of a notice of Conversion (a "**Conversion Notice**"), which Conversion Notice shall set forth the number of shares of the Series B Preferred Stock the Corporation is converting to Common Stock, the holder of the Series B Preferred Stock to whom the Conversion Notice was delivered shall surrender the certificate or certificates representing the converted Series B Preferred Stock, duly endorsed, at the office of the Corporation within five (5) business days. Upon receipt by the Corporation of the stock certificates representing the Series B Preferred Stock shares that are the subject of the Conversion Notice, the Corporation shall promptly issue and deliver to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled. The Conversion shall be deemed to have been made at the close of business on the date the Conversion Notice is deemed effective in accordance with Section 9. The person entitled to receive the shares of Common Stock issuable upon a Conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date.

Section 10. **Notices.** Any notice required by the provisions of this Certificate of Designation shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) three (3) days after having been sent by regular mail, postage prepaid, or (iv) one (1) day after deposit with a nationally

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From: 4254838454 Page: 8/11 Received by: NV Secretary of State Date: 7/8/2011 1:22:06 PM

recognized overnight courier, specifying next day delivery, with written verification of receipt. All notices shall be addressed to each holder of record at the address of such holder appearing on the books of the Corporation.

RESOLVED FURTHER, that the Chief Executive Officer or Chief Financial Officer of this Corporation be, and they hereby are, authorized and directed to prepare and file a Certificate of Designation with the Nevada Secretary of State in accordance with the foregoing resolution and Nevada Revised Statutes § 78.1955 and to take such actions as they may deem necessary or appropriate to carry out the intent of the foregoing resolution.

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From: 4254838454 Page: 9/11 Received by: NV Secretary of State Date: 7/8/2011 1:22:07 PM

D. That the authorized number of shares of Preferred Stock of the Corporation is 5,000,000, the number of shares constituting Series A Preferred Stock is 2,312,727, and the number of shares constituting Series B Preferred Stock is 1,000,000.

We further declare under penalty of perjury that the matters set forth in the foregoing Certificate of Designation are true and correct of our own knowledge.

Executed at Bothell, Washington on July 1, 2011.

By: ______________________
Gerard C. D'Couto
Chief Executive Officer

By: ______________________
Stephen M. Wilson
Chief Financial Officer

[SIGNATURE PAGE TO CERTIFICATE OF DESIGNATION]

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From: 4254838454 Page: 10/11 Received by: NV Secretary of State Date: 7/8/2011 1:22:07 PM

EXHIBIT A
CERTIFICATE OF DESIGNATION OF RIGHTS, PREFERENCES AND PRIVILEGES OF SERIES B PREFERRED STOCK OF NEAH POWER SYSTEMS, INC.

Example Conversion Calculation - Section 9(c)(i)

Notice to Convert June 14, 2011

Number of Series B Preferred Stock to convert		10,000
Per share purchase price of the Series B Preferred Stock	X	$ 1.00
		$ 10,000
130% factor	X	130%
		$ 13,000
Average 5 day trailing closing bid price Common Stock *	÷	$ 0.0134
# shares of Common Stock to be issued at conversion		971,599

**** Average 5 day trailing closing bid price Common Stock from date of notice to convert June 14, 2011***

June 7, 2011		$ 0.0114
June 8, 2011		0.0140
June 9, 2011		0.0117
June 10, 2011		0.0140
June 13, 2011		0.0158
	Average	$ 0.0134

Example Conversion Calculation - Section 9(c)(ii)

The conversion to Common Shares in Section 9(c)(ii) is calculated as in Section 9(c)(i) except that the date for determining the average 5 day trailing closing bid price is the date cash proceeds were received by Neah Power Systems from the holders of the Series B Preferred Stock (the "Tranche Date") rather than the date of notice to convert.

Notice to Convert June 14, 2011

Number of Series B Preferred Stock to convert		1,000
Per share purchase price of the Series B Preferred Stock	X	$ 1.00
		$ 1,000
130% factor	X	130%
		$ 1,300
Average 5 day trailing closing bid price Common Stock *	÷	$ 0.0115
# shares of Common Stock to be issued at conversion		112,652

**** Average 5 day trailing closing bid price Common Stock from Tranche Date of June 4, 2011***

May 27, 2011		$ 0.0115
May 31, 2011		0.0113
June 1, 2011		0.0112
June 2, 2011		0.0120
June 3, 2011		0.0117
	Average	$ 0.0115

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